EXHIBIT 23.1               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Second Bancorp Incorporated and in the related Prospectuses of our report dated January 23, 2003, with respect to the consolidated financial statements of Second Bancorp Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

FORM              REGISTRATION STATEMENT NO.          PURPOSE
------------------------------------------------------------------------------------------------------------
S-3               333-46143                           Dividend Reinvestment and Stock Purchase Plan
S-3               333-68910, 333-68910-01             Cumulative Trust Preferred Securities of Second
                                                      Bancorp Capital Trust I, Subordinated Debentures of
                                                      Second  Bancorp Incorporated and the Guarantee of
                                                      Preferred Securities
S-3               333-70236, 333-70236-01             Cumulative Trust Preferred Securities of Second
                                                      Bancorp Capital Trust I, Subordinated Debentures of
                                                      Second Bancorp Incorporated and the Guarantee of
                                                      Preferred Securities
S-4               333-62365                           Trumbull Financial Corporation Acquisition
S-8               333-32431                           1997 Restricted Stock Plan
S-8               333-68104                           1998 Non-Qualified Stock Option Plan




                                                       /s/ Ernst & Young LLP



Cleveland, Ohio
March 21, 2003